Exhibit 99.1

American Financial Group, Inc. Announces Closing of the Sale of its Annuity Businesses and Declares Special Dividend

CINCINNATI – May 28, 2021 – American Financial Group, Inc. (NYSE: AFG) announced today the closing of the sale of its Annuity businesses, consisting of Great American Life Insurance Company (GALIC) and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company, as well as a broker-dealer affiliate, Great American Advisors, Inc., and insurance distributor, AAG Insurance Agency, Inc. to Massachusetts Mutual Life Insurance Company (MassMutual). Total after-tax cash proceeds from the sale are approximately $3.5 billion.

In connection with the closing of this transaction, the Company has declared a special, one-time cash dividend of $14.00 per share of American Financial Group Common Stock. The dividend is payable on June 15, 2021 to holders of record on June 8, 2021. The aggregate amount of the payment to be made in connection with this special dividend will be approximately $1.2 billion. This special dividend is in addition to the Company’s regular quarterly cash dividend of $0.50 per share that was last paid on April 26, 2021.

In addition, on May 19, 2021, the Company’s Board of Directors authorized the repurchase of up to an additional 5,000,000 shares of the Company’s outstanding common stock through December 31, 2025.

AFG Co-CEOs Carl H. Lindner III and S. Craig Lindner stated: “The disposition of our annuity business sharpens our focus exclusively on the Specialty P&C market and generates substantial excess capital for AFG. Returning excess capital to shareholders in the form of this $14.00 special dividend is a key component of AFG’s capital management strategy; it reflects our strong financial position and our confidence in the Company’s financial future. Our excess capital remains at a significant level, which affords us the financial flexibility to make opportunistic repurchases, pay additional dividends, grow our Specialty P&C business organically and through acquisitions and start-ups that meet our target return thresholds.”

Skadden, Arps, Slate, Meagher & Flom LLP and Keating Muething & Klekamp PLL served as legal counsel to AFG for the annuity transaction. Debevoise & Plimpton LLP served as legal counsel to MassMutual.

About American Financial Group, Inc.

American Financial Group is an insurance holding company, based in Cincinnati, Ohio. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses. Great American Insurance Group’s roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

About MassMutual

MassMutual is a leading mutual life insurance company that is run for the benefit of its members and participating policyowners. Founded in 1851, the company has been continually guided by one consistent purpose: we help people secure their future and protect the ones they love. With a focus on delivering long-term value, MassMutual offers a wide range of protection, accumulation, wealth management and retirement products and services. For more information, visit massmutual.com.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions and their effect on future premiums, revenues, earnings, investment activities and the amount and timing of share repurchases; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including, but not limited to: changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad; performance of securities markets; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG’s investment portfolio; the availability of capital; changes in insurance law or regulation, including changes in statutory accounting rules, including modifications to capital requirements; the effects of the COVID-19 outbreak, including the effects on the international and national economy and credit markets, legislative or regulatory developments affecting the insurance industry, quarantines or other travel or health-related restrictions; changes in the legal environment affecting AFG or its customers; tax law and accounting changes; levels of natural catastrophes and severe weather, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from pandemics, civil unrest and other major losses; disruption caused by cyber-attacks or other technology breaches or failures by AFG or its business partners and service providers, which could negatively impact AFG’s business and/or expose AFG to litigation; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims; availability of reinsurance and ability of reinsurers to pay their obligations; competitive pressures; the ability to obtain adequate rates and policy terms; changes in AFG’s credit ratings or the financial strength ratings assigned by major ratings agencies to AFG’s operating subsidiaries; the impact of the conditions in the international financial markets and the global economy relating to AFG’s international operations; and other factors identified in AFG’s filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:
Diane P. Weidner, IRC
Vice President – Investor & Media Relations
(513) 369-5713

Websites:
www.AFGinc.com
www.GreatAmericanInsuranceGroup.com

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AFG2021-15